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                                                                    EXHIBIT 4.1
                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of the 8th day of February, 2000, by and among Vista Energy Resources, Inc., a Delaware corporation (the "COMPANY"), Prize Energy Corp., a Delaware corporation ("PRIZE"), and each of the parties listed as Owners on Exhibit A hereto (collectively, the "OWNERS" and, individually, an "OWNER"). Certain terms used herein are defined in Section 3 of this Agreement.

         1. Background. The Company, Prize and PEC Acquisition Corp., a Delaware corporation ("MERGER SUB"), have entered into a transaction, which was consummated on the date hereof, in which Merger Sub was merged with and into Prize, Prize became a wholly-owned subsidiary of the Company and the stockholders of Prize received shares of capital stock in the Company in exchange for their shares of capital stock in Prize (the "MERGER"). The Company and the Vista Holders are parties to a Registration Rights Agreement dated October 28, 1998 (the "PRIOR VISTA AGREEMENT"). Prize and the Prize Holders are parties to an Amended and Restated Registration Rights Agreement dated June 29, 1999 (the "PRIOR PRIZE AGREEMENT"). The parties hereto desire to enter into this Agreement in order to terminate and replace the Prior Vista Agreement and the Prior Prize Agreement and to set forth the rights of the parties hereto with respect to the registration of the shares of capital stock of the Company. The Prior Vista Agreement and the Prior Prize Agreement are hereby terminated and canceled, effective on the date hereof, and shall have no further force or effect.

         2. Registration under Securities Act, etc.

         2.1. Registration on Request.

         (a) Registration of Immediate Offering. Concurrently with or from time to time after the Secondary Offering Date, subject to the limitations of Section 2.1(g) hereof, upon the written request (a "DEMAND REQUEST") of one or more Owners, requesting that the Company effect the registration under the Securities Act of all or a portion of such Owners' Registrable Securities (an "IMMEDIATE OFFERING REGISTRATION") and specifying the number of Registrable Securities requested to be registered and the intended method of disposition thereof (including whether or not such requested disposition is to be in an underwritten offering):

                  (i) Within five business days after the receipt of such request, the Company shall give written notice of the Demand Request (together with a copy of the Demand Request) to all other Owners of Registrable Securities, if any; and

                  (ii) After giving such notice and subject to the limitations set forth in Section 2.1(g) below, the Company shall use reasonable efforts to file a registration


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         statement with the Commission with respect to the Immediate Offering
         Registration as soon as is practicable but in any event no later than 60 days after the Company's receipt of the Demand Request in order to effect the registration under the Securities Act of:

                           (A) the Registrable Securities which the Company is
                  requested to register in the Demand Request, and

                           (B) all other Registrable Securities which the
                  Company is requested to register by the Owners who give written notice to the Company within 15 business days after written notice of the Demand Request from the Company.

         The Owner's notice shall state the number of Registrable Securities requested to be registered and whether the request to register such securities constitutes a Demand Request pursuant to Section 2.1 of this Agreement or a request for Piggyback Registration (as defined in Section 2.2(a) hereof) pursuant to Section 2.2 of this Agreement. If such request constitutes a Demand Request, such written notice to the Company shall specify the intended method of disposition of the Owner's Registrable Securities (including whether or not such requested disposition is to be in an underwritten offering).

         (b) Registration of Delayed or Continuous Offering. Concurrently with or from time to time after the Secondary Offering Date (or at any time, in the case of a Shelf Registration, as defined below, which does not provide for underwritten take-downs), subject to the limitations of Section 2.1(g) hereof, upon the written request (the "SHELF REQUEST") of Pioneer, the Individual Vista Holders or the Owners of more than 50% of the Registrable Securities held by Owners other than Pioneer and the Individual Vista Holders, requesting that the Company effect the registration under the Securities Act of all or a portion of such Owners' Registrable Securities for resale in a delayed or continuous offering to the extent permitted by Rule 415 (or any successor rule thereto) under the Securities Act (a "SHELF REGISTRATION" and, together with an Immediate Offering Registration, a "DEMAND OFFERING") and specifying the number of Registrable Securities requested to be registered and the intended methods of disposition thereof (including whether or not such requested registration is to include underwritten offerings):

                  (i) Within five business days after the receipt of the Shelf Request, the Company shall give written notice of the Shelf Request (together with a copy of the Shelf Request) to all other Owners of Registrable Securities, if any; and

                  (ii) After giving such notice and subject to the limitations set forth in Section 2.1(g) below, the Company shall use reasonable efforts to file a registration statement with the Commission with respect to the Shelf Registration as soon as is reasonable but in any event no later than 60 days after the Company's receipt of the Shelf Request in order to effect the registration under the Securities Act of:

                           (A) the Registrable Securities which the Company is
                  requested to register in the Shelf Request, and



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                           (B) all other Registrable Securities which the
                  Company is requested to register by Owners who give written notice to the Company within 15 business days after written notice of the Shelf Request from the Company.

         The Owner's notice shall state the number of Registrable Securities requested to be registered, will constitute a Shelf Request hereunder, and shall specify the intended methods of disposition of the Owner's Registrable Securities (including whether or not such requested registration should include underwritten offerings).

         (c) Right to Defer Registration. Notwithstanding anything to the contrary set forth in Sections 2.1(a) and 2.1(b) above, the Company shall not be obligated to take any action to notify holders or to effect any Immediate Offering Registration or Shelf Registration pursuant to Section 2.1(a) or 2.1(b) above if the Company shall have furnished to the Owners requesting registration a certificate signed by the Chairman or President and the Chief Financial Officer of the Company stating that, in the good faith judgment of the Board of Directors (excluding Board members designated by the holders requesting such registration) of the Company, such request could materially interfere with bona fide financing, acquisition, or other material business plans of the Company or would require disclosure of non-public information, the premature disclosure of which could materially adversely affect the Company. Such certificate shall contain a general statement of the reasons for such deferral and an estimate of the anticipated period of deferral, and the Company shall promptly notify the holders requesting such registration of the expiration or earlier termination of such deferral. If the Company defers the registration requested under this
Section 2.1, the Company shall promptly (but not later than 90 days following the occurrence of the event or circumstances permitting the deferral) notify the holders of Registrable Securities requesting such registration when the events or circumstances permitting such deferral have ended and at that time shall proceed with the requested registration and in accordance with this Agreement. If the Company shall defer the requested registration pursuant to this Section 2.1(c), then any related requested registration may be withdrawn by the holder of Registrable Securities requesting such registration by giving notice to the Company at any time within 10 business days after the date the Company notifies such holder of its willingness to proceed with the requested registration. Upon such withdrawal, the withdrawn requested registration shall not count as an exercise of the demand registration rights granted herein. Holders of Registrable Securities shall not be liable to the Company for any filing or other expenses incurred as a result of a withdrawal of a requested registration made pursuant to this Section 2.1(c). The Company shall not defer a requested registration more than one time in any continuous 12-month period.

         (d) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised each holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering, or (ii) the Requisite Holders of Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities, or (iii) the offering is the Initial Secondary Offering (in



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which case the only securities included shall be securities to be sold by the
Company and Registrable Securities in accordance with the applicable priority provisions set forth in this Agreement).

         (e) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requisite Holders, and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

         (f) Expenses. The Company shall pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 2.1 and all Persons on whose behalf securities of the Company are included in such registration shall pay their own Selling Expenses, with joint costs allocated on the basis of the respective amounts of the securities then being registered on their behalf.

         (g) Limitations on Requested Registrations. The Company's obligation to take or continue any action to effect a requested registration under this
Section 2.1 shall be subject to the following limitations:

                  (i) The number of registrations that the Company is required to effect:

                           (A) at the request of Pioneer, shall not exceed one
                  registration under Section 2.1(k) below and two Demand Registrations, one of which may be a Shelf Registration,

                           (B) at the request of the Individual Vista Holders,
                  shall not exceed one Demand Registration, which may be a Shelf Registration, but the Company shall not be required to effect any Shelf Registration which provides for underwritten take-downs until Pioneer shall no longer own any Registrable Securities, and

                           (C) at the request of the holders of Registrable
                  Securities other than Pioneer, shall not exceed two Immediate Offering Registrations and one Shelf Registration; provided, however, that no more than one such registration request shall be effected on Form S-1 and the remainder shall be effected on Form S-3 (such references herein to Securities Act registration forms shall be deemed to also refer to any successor forms thereto);

         provided, that a registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (x) unless a registration statement with respect thereto has been declared effective and remained effective for a period of at least 90 days (or, with respect to a Shelf Registration, until the earlier of the date on which all securities covered thereby have ceased to be Registrable Securities or the date on which all of such securities have been disposed



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         of in accordance with the intended methods of disposition by the seller or sellers thereof, subject to the provisions of Section 2.1(l) below),
         (y) if, after a registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (z) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than as a result of the voluntary termination of such offering by the Requisite Holders;

                  (ii) Except for the rights of Pioneer to initiate registration under this Section 2.1 and the rights of the Individual Vista Holders to initiate registration under the circumstances set forth in Section 2.1(g)(i)(B) above, the Company shall not be required to effect a Registration or an underwritten takedown off of a Shelf Registration pursuant to this Section 2.1 unless such registration has been initiated by the holders of Registrable Securities other than Pioneer which represent at least 30% of the Registrable Securities then outstanding, and have an estimated aggregate offering price to the public of at least $3,000,000;

                  (iii) The Company shall not be required to effect any registration pursuant to this Section 2.1 during the applicable waiting period (defined below) following the filing of a registration statement under the Securities Act with respect to the public offering of any class of the Company's equity securities in an Immediate Offering Registration or an underwritten take-down off a Shelf Registration, whether such offering is for the account of the Company or the account of the owners of its equity securities (other than a registration of securities with respect to an employee benefit, retirement or similar plan or pursuant to the Midland Agreement); for purposes of this clause
         (iii), the "APPLICABLE WAITING PERIOD" shall be a period commencing upon the filing of the registration statement for such Immediate Offering Registration or underwritten take-down and extending for a period of 90 days following the earlier of (A) the date of final disposition of all securities offered for sale pursuant to such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof, or (B) the date of the termination or withdrawal of such registration statement; provided, that, if the Company shall have entered into an agreement in connection with any underwritten public offering of securities that restricts the registration or sale of the Company's equity securities (a "LOCK-UP AGREEMENT") for a period longer than 90 days, the applicable waiting period shall be the lesser of (x) the period specified in the Lock-Up Agreement, or (y) 180 days; and

                  (iv) The Company shall not be required to effect any registration pursuant to this Section 2.1 during the applicable waiting period (defined below) following the filing of a registration statement under the Securities Act with respect to the public offering of any class of the Company's equity securities in a Shelf Registration; for purposes of this clause (iv), the "APPLICABLE WAITING PERIOD" shall be a period (A) commencing upon the filing of the registration statement for such Shelf Registration and extending for a period of 90 days following the date on which such registration statement becomes effective, and (B) commencing upon an underwritten take-down from such Shelf Registration and extending for a period of 90 days thereafter.



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                  (h) Selection of Underwriters. If a Demand Offering pursuant to this Section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Requisite Holders with the approval of the Company.

                  (i) Priority in Requested Registrations.

                           (i) In the Initial Secondary Offering, including such
                  an offering pursuant to Section 2.1(k) hereof, Pioneer shall have the right to include Registrable Securities in such offering without being subject to any cutback, without Pioneer's written consent, to the extent of the lesser of (A) shares with a value (based on the final offering price to the public) of $50,000,000, or (B) 50 percent of the total number of shares to be sold in offering, plus 50 percent of any over-allotment for such offering (the "PIONEER PRIORITY AMOUNT") and no Prize Holder or Vista Holder (other than an Individual Vista Holder) shall have any right to include shares in the Initial Secondary Offering, without Pioneer's written consent; provided that, if the Initial Secondary Offering does not include any shares to be sold by the Company, the limitation in clause (B) above shall not be applicable and the Pioneer Priority Amount will only be limited to an amount less than $50,000,000 if the managing underwriter of such Demand Offering shall advise the Company and Pioneer in writing that the amount of Registrable Securities included in the Initial Secondary Offering must be limited to a lesser amount (which shall be specified in the notice) in order to prevent the Initial Secondary Offering from materially and adversely affecting the price or success of any subsequent offerings to be initiated by the Company within the period of 180 days to 360 days following the Initial Secondary Offering, in which case the Pioneer Priority Amount shall be such lesser amount specified by such managing underwriter.

                           (ii) In the first underwritten Demand Offering
                  following the Initial Secondary Offering (including, without limitation, a take-down under a Shelf Registration), if the managing underwriter of such Demand Offering shall advise the Company in writing (with a copy to the Owners of Registrable Securities that made the Demand Request with respect to such Demand Offering) that the inclusion of the number of securities requested to be included in such Demand Offering will materially and adversely affect the price or success of such Demand Offering, the Company will include in such registration, to the extent of the number of securities which the Company is so advised can be sold in such Demand Offering, Registrable Securities requested to be included in such registration allocated as follows (and any amounts above the amounts so allocated shall not be included): Pioneer shall have the right to sell 50 percent of the Registrable Securities to be sold in such Demand Offering and the remaining 50 percent of the Registrable Securities to be sold in such Demand Offering shall be allocated pro rata among the other Owners of Registrable Securities who elected to participate in such Demand Offering pursuant to a Demand Request given in accordance with Section 2.1(a)(ii)(B) hereof ("OTHER DEMAND OWNERS") on the basis of the percentage of the Registrable Securities of the Company held by each such Other Demand Owner to the total Registrable Securities of all such Other Demand Owners); provided, that, if there is any over-allotment for such Demand Offering, the allocation of Registrable Securities among Pioneer and each of the Other Demand Owners that will satisfy such over-allotment shall be



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                  based on each selling Owner's percentage ownership of all of the Registrable Securities then owned by all such selling Owners.

                           (iii) In the second underwritten Demand Offering
                  following the Initial Secondary Offering and each underwritten Demand Offering thereafter (including, without limitation, take-downs under a Shelf Registration), if the managing underwriter of such Demand Offering shall advise the Company in writing (with a copy to the Owners of Registrable Securities that made the Demand Request with respect to such Demand Offering) that the inclusion of the number of securities requested to be included in such Demand Offering will materially and adversely affect the price or success of such Demand Offering, the Company will include in such registration, to the extent of the number of securities which the Company is so advised can be sold in such Demand Offering, Registrable Securities requested to be included in such registration pro rata among the Owners thereof who submitted such Demand Request (including, without limitation, all such Owners who elect to participate in such Demand Offering pursuant to a Demand Request given in accordance with Section 2.1(a)(ii)(B) hereof) on the basis of the percentage of the Registrable Securities of the Company held by the Owners of such Registrable Securities (and amounts above the amounts so allocated shall not be included); provided, however, in the event the number of Registrable Securities which the Owners of Registrable Securities requested to be included in a Demand Offering is reduced by more than 2%, those Owners of Registrable Securities shall have the right to one additional demand registration under Section 2.1(g) above.

                  (j) Holdback Period. If required by the underwriter or underwriters selected by the Company for an underwritten offering pursuant to this Section 2.1 (collectively, the "UNDERWRITER"), all Owners (whether or not they propose to distribute their Registrable Securities through such underwriting) shall agree not to sell publicly any of their Registrable Securities for such period as the Underwriter may reasonably request; provided, that such period shall not exceed 90 continuous days.

                  (k) Initial Secondary Offering. Notwithstanding the other provisions of this Agreement, except as set forth in this Section 2.1(k), the Company shall not effect a registration, other than a Shelf Registration which does not provide for underwritten take-downs, under this Section 2.1 if an Initial Secondary Offering has not occurred. After the date of this Agreement, Pioneer shall have the right to require the Company to effect an Initial Secondary Offering or to include Pioneer's Registrable Securities in an Initial Secondary Offering that the Company initiates, whereupon the Company shall be required to use reasonable efforts to effect such registration in accordance with this Section 2.1. Any shares included by any Owner (other than Pioneer) in an offering initiated by the Company or the offering initiated pursuant to this Section 2.1(k) will be deemed included pursuant to that Owner's rights under Section 2.2 hereof.

                  (l) Suspension of the Distribution of the Shares.

                           (i) In connection with any Shelf Registration, if the
                  Company determines in good faith that the distribution of any of the Registrable Securities would materially interfere with



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                  bona fide financing, acquisition, or other material business plans of the Company or any of its subsidiaries or would require disclosure of non-public information, the premature disclosure of which could materially adversely affect the Company, and promptly gives the holders of Registrable Securities included in such registration written notice of such determination, the Company shall be entitled to require said holders to suspend their distribution of the Registrable Securities for a reasonable period of time which, for purposes of this Section 2.1(l)(i), shall not exceed 90 days. Such written notice shall contain a general statement of the reasons for such suspension and an estimate of the anticipated period of suspension, and the Company shall promptly notify said holders of the expiration or earlier termination of such suspension. If the Company shall suspend a Shelf Registration pursuant to this Section 2.1(l)(i), then the Company shall extend the effectiveness of the applicable registration statement by the same number of days comprising the suspension period. Alternatively, if the Company shall suspend a Shelf Registration pursuant to this Section 2.1(l)(i) for more than 10 business days, then any related requested registration may be withdrawn by the holder of Registrable Securities requesting such registration by giving notice to the Company at any time within 10 business days after the date the Company notifies such holder of its willingness to proceed with the requested registration.

                           (ii) Also in connection with any Shelf Registration,
                  if the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase, dividend reinvestment or similar plan or pursuant to a merger, exchange offer or transaction of the type specified in Rule 145(a) under the Securities Act) with respect to the Company's securities, and the Company reasonably determines (in the case of a non-underwritten offering) or the managing underwriter or underwriters advise the Company (in the case of an underwritten offering) that a sale or distribution of the Registrable Securities would adversely affect such offering, then, upon written notice by the Company, the holders of Registrable Securities included in such registration shall, to the extent not inconsistent with applicable law, suspend the distribution of any of the Registrable Securities or any sale of the Registrable Securities pursuant to Rule 144 under the Securities Act during the 10-day period prior to and the 90-day period following the effective date of such registration statement, with such 90-day period being subject to early termination by the Company with the approval of the managing underwriter or underwriters. The Company shall not effect a suspension pursuant to this Section 2.1(l)(ii) more than one time in any 12-month period.

                  (m) Shelf Take-Down Procedures. The Owners' rights to require a Shelf Registration shall include the right, on or after the Secondary Offering Date, to require one underwritten offering off that Shelf Registration (a "TAKE-DOWN") plus an additional number of take-downs equal to the number of unused Demand Offerings remaining for the Owners (as set forth in Section 2.1(g) hereof). One or more Owners having Registrable Securities included in an effective Shelf Registration may request an underwritten take-down, and the Company shall be obligated to give notice and opportunity to participate in the take-down to the other Owners having Registrable Securities included in that Shelf Registration, in accordance with the same procedures, limitations and allocations applicable to a Demand Request for an Immediate Offering Registration (with such


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         changes in those procedures, limitations and allocations as are necessary to reflect that it is a take-down from a Shelf Registration). No Owner may request a take-down for a number of that Owner's Registrable Securities that exceeds the number of that Owner's Registrable Securities already included in the effective Shelf Registration.

                  (n) Registration of Warrants. A registration statement filed pursuant to a Demand Registration or a Shelf Registration and which registers the resale of any Warrants shall also include the registration of the issuance of all shares of common stock of the Company issuable upon the exercise of such Warrants by any holder thereof who either (i) purchases such Warrants pursuant to such registration statement or (ii) purchases such Warrants after such Warrants have been previously purchased by another person pursuant to such registration statement.

                  2.2. Incidental Registration.

                  (a) Right to Include Registrable Securities. If the Company, at any time after the date of this Agreement, proposes to register any of its securities under the Securities Act (other than (i) in connection with a registration of securities issuable under any employee benefit, retirement or similar plan, or (ii) with respect to a Rule 145 transaction), whether or not for sale for its own account, and if notice of such transaction is not already given pursuant to Section
         2.1 above, it shall each such time give written notice to all holders of Registrable Securities, at least 30 days before the filing date of the registration statement with the Commission, of its intention to register such shares and of the Owners' rights under this Section 2.2. Upon the written request of any Owner made within 15 business days after the receipt of the Company's notice (which request shall specify that the Owner of Registrable Securities desires to include such Registrable Securities in an offering pursuant to this Section 2.2 and shall specify the number of Registrable Securities requested to be included in such offering), the Company shall use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof ("PIGGYBACK REGISTRATION"), to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1(a) above, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities; and provided further, that no Registrable Securities shall be included in an underwritten registration except Registrable Securities of the same class as those being registered therein. Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time before the earlier of the effective date of the related registration statement and the signing of a definitive



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         underwriting, purchase or agency agreement with the underwriters.
         Subject to Section 2.2(c) below, the Company shall use all commercially reasonable efforts to cause the managing underwriters of a proposed offering to permit the Registrable Securities requested to be included in the offering to be included at the same price and on no less favorable terms and conditions as any similar securities included therein. No registration effected under this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1 above or shall relieve the Company of its obligation to effect any registration upon request under Section 2.1 above.

                  (b) Expenses. The Company shall pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 2.2, and all Persons on whose behalf securities of the Company are included in such registration shall pay their own Selling Expenses, with joint costs allocated on the basis of the respective amounts of the securities then being registered on their behalf.

                  (c) Priority in Incidental Registrations.

                           (i) If a registration pursuant to this Section 2.2
                  was initiated as an offering of securities for sale for the account of the Company (other than the Initial Secondary Offering, which shall be governed by the priority provisions set forth in Section 2.1(i)(i) hereof), to be distributed (on a firm commitment basis) by or through one or more underwriters, and if the managing underwriter of such underwritten offering shall inform the Company and the Owners of Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration will materially and adversely affect the price or success of the offering, then the Company shall include in such registration, to the extent of the number of securities which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, such Registrable Securities requested to be included in such registration, pro rata on the basis of the number of such securities so proposed to be sold and so requested to be included, and third, all other securities of the Company requested to be included in such registration, pro rata on the basis of the number of such securities so proposed to be sold and so requested to be included (and any amounts above the amounts so allocated shall not be included).

                           (ii) If a registration pursuant to this Section 2.2
                  was initiated as an offering of Registrable Securities for sale for the account of Owners that made a Demand Request (other than the Initial Secondary Offering and the first underwritten Demand Offering following the Initial Secondary Offering, which shall be governed by the priority provisions set forth in Sections 2.1(i)(i) and 2.1(i)(ii) hereof, respectively), to be distributed (on a firm commitment basis) by or through one or more underwriters, and if the managing underwriter of such underwritten offering shall inform the Owners of Registrable Securities that made the Demand Request and the Company by letter of its belief that the number of securities requested to be included in such registration will materially and adversely affect the price or success of the Demand Offering, then the Company shall include in such registration, to the extent of the number of securities which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Owner of Registrable Securities that made the Demand Request to be sold for its own account, in accordance with the provisions of Section 2.1 above (including, without limitation, all such Owners who elect to participate pursuant to a Demand Request given in accordance with Section 2.1(a)(ii)(B) hereof), second, all securities proposed by the Company to be sold for its own account, third, such Registrable Securities requested to be included in such registration, pro rata on the basis of the number of such securities so proposed to be sold and so requested to be included, and fourth, all other securities of the Company requested to be included in such registration, pro rata on the basis of the number of such securities so proposed to be sold and so requested to be included (and any amounts above the amounts so allocated shall not be included).

                  2.3. Demand Registration Procedures. If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 above, the Company shall as expeditiously as possible:

                           (i) prepare and (as soon thereafter as possible or in
                  any event no later than 60 days after the first Demand Request) file with the Commission the requisite registration statement to effect such registration and thereafter use reasonable efforts to cause such registration statement to become effective; provided, that (A) a reasonable time before filing a registration statement or prospectus or other offering materials, or any amendments or supplements thereto, the Company will furnish to the Owners of Registrable Securities to be registered and to one counsel selected by the holders of a majority of the Registrable Securities included in such registration (and one separate counsel for each such Owner if paid for by such Owner), copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and shall thereafter furnish revised drafts and definitive versions of all such documents when they are circulated to the working group for the Demand Offering, and (B) after the filing of the registration statement, the Company will promptly notify the counsel to the Owners of Registrable Securities of comments received from the Commission or the securities exchange or market or inter-dealer quotation system, and other governmental authorities as may be applicable; provided, that, in connection with a Demand Offering, the Company shall not file or circulate to potential investors any registration statement or prospectus, or other offering materials, or any amendments or supplements thereto, if the Owners of Registrable Securities who hold a majority of the Registrable Securities covered by such registration statement, prospectus, or other offering materials (acting through their counsel), the managing underwriter, or its counsel shall reasonably object, in writing, on a timely basis;

                           (ii) prepare and file with the Commission, any
                  applicable securities exchange or market or inter-dealer quotations system such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that the Company shall not be required to maintain the effectiveness of any registration statement for more than 90 days or such longer period as required by Section 2.1(l) hereof in the event of a suspension of a registration statement (or, with respect to a Shelf Registration, until the earlier of the date on which all securities covered thereby have ceased to be Registrable Securities or the date on which all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof, subject to the provisions of Section 2.1(l) above) and comply with the provisions of the Securities Act, the Exchange Act, and all other applicable laws with respect to the disposition of all securities covered by such registration statement or other offering materials during such period in accordance with the intended methods of disposition by the Owners of Registrable Securities set forth in such registration statement or other offering materials;

                           (iii) furnish, without charge to each seller of
                  Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including, without limitation, all exhibits), such number of copies of the prospectus contained in such registration statement (including, without limitation, each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                           (iv) use reasonable efforts to obtain the withdrawal
                  of any order suspending or withdrawing the authorization for an offering, the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

                           (v) cooperate with the Owners of Registrable
                  Securities and the managing underwriter to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Corporation or other appropriate book-entry depositary; and enable such Registrable Securities to be registered in such names as the managing underwriter may request at least one business day prior to any sale of Registrable Securities;

                           (vi) make available for inspection by the Owners of
                  Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement or other offering materials and any attorney, accountant or other professional retained by any of the Owners of Registrable Securities or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable them to exercise their due diligence responsibility; cause the Company's officers, directors, examiners, accountants, attorneys, employees and subsidiaries to supply all information reasonably requested by any such Inspectors in connection with such registration statement or other offering materials; and cooperate and assist in the performance of any due diligence investigation by any underwriter (including, without limitation, any qualified independent underwriter) or any of the Owners of Registrable Securities;

                           (vii) use reasonable efforts to register or qualify
                  all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 2.3(vii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                           (viii) use reasonable efforts to cause all
                  Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities and the board of directors and stockholders of the Company as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                           (ix) furnish to each seller of Registrable Securities
                  a signed counterpart, addressed to such seller (and underwriters, if any), of:

                                    (A) an opinion of counsel for the Company,
                           dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller (which shall be deemed to be acceptable if it is accepted by the underwriters), and

                                    (B) a "comfort" letter, dated the effective
                           date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller may reasonably request;

                           (x) notify each seller of Registrable Securities
                  promptly: (A) when a registration statement, prospectus, or other offering material or any supplement or amendment thereto has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state law, (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a registration statement, or related prospectus (or other legally required offering material) or for additional information, (C) of the issuance by the Commission or any other federal or state governmental body or agency of any action, including, without limitation, a stop order, suspending or withdrawing the authorization for the offering or the effectiveness of a registration statement, or the initiation of any proceedings for that purpose, (D) if at any time the representations or warranties of the Company contained in any agreement relating to an offering of Registrable Securities cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) of the discovery that, or of the happening of any event as a result of which, the registration statement, related prospectus, other offering materials or any document incorporated or deemed to be incorporated therein by reference includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that requires the making of any changes in such registration statement, prospectus, or other offering materials so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, or other offering materials, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that such document otherwise fails to comply with applicable laws, and
                  (G) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

                           (xi) at the request of the Requisite Holders,
                  promptly: (A) prepare and furnish to each seller a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) prepare, file with the Commission, and furnish to each seller the appropriate post-effective amendment;

                           (xii) otherwise use reasonable efforts to comply with
                  all applicable rules and regulations of the Commission, including, without limitation, compliance with any required registrations under the Exchange Act, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of

                  Section 11(a) of the Securities Act, and shall furnish to each such seller at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                           (xiii) provide and cause to be maintained a transfer
                  agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                           (xiv) use reasonable efforts to list all Registrable
                  Securities covered by such registration statement on any national securities exchange or inter-dealer quotation system on which any shares of the capital stock of the Company of the same class as the Registrable Securities are then listed;

                           (xv) cooperate with the underwriters with respect to
                  all roadshows and other marketing activities as may be reasonably requested by the underwriters; and

                           (xvi) enter into such agreements and take such other
                  actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Each holder of Registrable Securities agrees, by acquisition of such Registrable Securities, that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (B) or (F) of Section 2.3(x) above, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(xi) above and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         2.4. Incidental Offering Procedures. If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act, as provided in Section 2.2 above, the Company shall as expeditiously as possible:

                  (i) a reasonable time before filing a registration statement or prospectus or any amendments or supplements thereto, furnish to the Owners of Registrable Securities and to one counsel selected by the holders of a majority of the Registrable Securities included pursuant to Section 2.2 above (and one separate counsel for each such Owner if paid for by such Owner), copies of all such documents proposed to be filed, which documents will be subject to the review of the Owners of such Registrable Securities and to such counsel solely for the purposes of reviewing such material in connection with the Owner's decision of whether to continue to participate in the offering in accordance with the terms of this Agreement and reporting to the Company on a timely basis any inaccuracies with respect to information regarding the Owners of such Registrable Securities contained in such material, and the Company shall thereafter furnish revised drafts and definitive versions of all such documents to the Owners of such Registrable Securities and to such counsel when they are circulated to the working group for the registration, and after the filing of the registration statement, the Company shall promptly notify the counsel to the Owners of Registrable Securities of comments received from the Commission, or the securities exchange or market or inter-dealer quotation system, and other governmental authorities as may be applicable;

                  (ii) use all commercially reasonable efforts (A) to include the Registrable Securities to be included in the offering in the registration statement, or other appropriate offering materials for the type of Piggyback Registration, (B) to include the Registrable Securities to be included in the Piggyback Registration in any registration of securities to be sold in the offering otherwise being made with any governmental authority under state securities or blue sky laws or other applicable securities laws, and (C) to maintain such inclusion for such period as such registration statement, or other appropriate materials for the type of Piggyback Registration and such registration or qualification are otherwise maintained by the Company for the Person initiating the Piggyback Registration;

                  (iii) furnish without charge to the Owners of such Registrable Securities the number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the registration statement (including, without limitation, each summary or preliminary prospectus or other legally required offering materials), in conformity with the requirements of the Securities Act and other applicable laws, all documents incorporated by reference into such prospectus or registration statement, and such other documents as the Owner of such Registrable Securities may reasonably request in order to facilitate the disposition of the Registrable Securities included in the offering;

                  (iv) notify the Owners of such Registrable Securities (A) of the issuance by the Commission or any other federal or state governmental body or agency of any action, including, without limitation, a stop order, suspending or withdrawing the authorization for the offering or the effectiveness of a registration statement, or the initiation of any proceedings for that purpose, and (B) if the Person initiating the Piggyback Registration determines to cease using a registration statement, prospectus or other offering document because of either the issuance by the Commission or any other federal or state governmental body or agency of a stop order or the discovery of a material misstatement or omission, to suspend the use of a registration statement, prospectus or other offering document upon receipt of such notification;

                  (v) notify the counsel to the Owners of such Registrable Securities promptly (A) when a registration statement, prospectus, or other offering material for the Piggyback Registration or any supplement or amendment thereto has been filed, and with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state or foreign law, (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement, or related prospectus (or other legally required offering material) or for additional information, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (D) of the Company's determination that a post-effective amendment to a registration statement would be appropriate;

                  (vi) cooperate in good faith to facilitate the timely delivery of certificates representing the Registrable Securities to be sold;

                  (vii) use all commercially reasonable efforts to include the Registrable Securities to be included in the offering in any underwriting agreement and listing applications as otherwise are entered into for the securities of the Person initiating the Piggyback Registration;

                  (viii) make available for inspection by the Owners of Registrable Securities all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable them to exercise their due diligence investigation responsibility, if any; cause the Company's officers, directors, examiners, accountants, attorneys, employees and subsidiaries to supply all information reasonably requested by any such Owners of Registrable Securities in connection with such registration statement; and cooperate and assist in the performance of any due diligence investigation by such Owners;

                  (ix) use best efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters covered by comfort letter or comfort letters, if any, delivered to the managing underwriter, addressed to each of the Owners of Registrable Securities; and

                  (x) furnish to each of the Owners of Registrable Securities a signed legal opinion, addressed to each of the Owners of Registrable Securities, of counsel for the Company, dated the date of the closing of the underwriting or purchase agreement for the Piggyback Registration, in form and substance equivalent to that counsel's opinion, if any, to the underwriters in the offering.

         2.5. Underwritten Offerings.

         (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1 above, the Company and all sellers of Registrable Securities to be included in such offering will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company and the Requisite Holders and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.8 below. A holder of Registrable Securities to be distributed by such underwriters shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law and other than indemnification of the Company and underwriters for liabilities arising from information furnished in writing by such holder specifically for use in the registration statement.

         (b) Incidental Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Company or by holders of Registrable Securities pursuant to a registration pursuant to Section 2.2 above, the Company and all sellers of Registrable Securities to be included in such offering will enter into an underwriting agreement with the underwriters for such offering, such agreement to be satisfactory in substance and form to (i) the Company, and
(ii) the Requisite Holders, if the offering is pursuant to a Demand Request made by an Owner of Registrable Securities pursuant to Section 2.1 above, and such underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.8 below. A holder of Registrable Securities to be distributed by such underwriters shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law and other than indemnification of the Company and underwriters for liabilities arising from information furnished in writing by such holder specifically for use in the registration statement.

         2.6. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, and their counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         2.7. Additional Rights of Owners. If any registration statement prepared under this Agreement refers to any Owner by name or otherwise as the holder of any securities of the Company, then such Owner shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Owner, to the effect that the holding by such Owner of such securities does not necessarily make such Owner a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Owner of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such Owner will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Owner by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such Owner.

         2.8. Indemnification.

         (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, and the officers, directors, agents, attorneys, general and limited partners, affiliates, accountants and employees of the seller of any such Registrable Securities, each other Person who participates in the offering or sale of such securities and each other Person, if any, who controls such seller, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such officer, director, agent, attorney, general and limited partner, affiliate, accountant and employee, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof; and provided further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

         (b) Indemnification by the Sellers. In the event of any registration of any securities of the Company under the Securities Act, each of the sellers of Registrable Securities covered by such registration statement will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.8(a) above) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, to the same extent as the foregoing indemnity from the Company to the seller of Registrable Securities, but only with respect to information furnished in writing to the Company by the seller of Registrable Securities expressly for use in any registration statement, prospectus or other offering materials relating to the Registrable Securities. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.8(a) or (b) above, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 2.8(a) and (b) above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) Other Indemnification. Indemnification similar to that specified in this Section 2.8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

         (e) Indemnification Payments. The indemnification required by this
Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         2.9. Adjustments Affecting Registrable Securities. The Company will not effect or permit to occur any combination or subdivision which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Agreement or the marketability of such Registrable Securities under any such registration.

         2.10. Holdback Agreement. If the Company, at any time pursuant to
Section 2.1 or 2.2 above, shall register under the Securities Act Registrable Securities held by Owners for sale to the public pursuant to an underwritten offering, the Company shall not, without the prior written consent of the Majority Holders, effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriters, which period shall not begin more than 10 days prior to the effectiveness of the registration pursuant to which such public offering shall be made and shall not last more than 90 days after the closing of the sale of securities pursuant to such registration.

         2.11. Lock-Up Period. If the Company at any time shall register any of its securities under the Securities Act in a primary underwritten offering (a) pursuant to an Initial Secondary Offering or (b) pursuant to any other registration, the Owners shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those Registrable Securities included in such registration) without the prior written consent of the Company for a period as shall be determined by the managing underwriter of such offering, which period cannot begin more than 10 days prior to the effectiveness of such registration and cannot last more than 180 days after the effective date of such registration for the Company's Initial Secondary Offering and 90 days for all other registrations (provided, however, that the Owners shall not be prevented from selling their respective Registrable Securities pursuant to this Section 2.11 more than once in any 12 consecutive month period).

         2.12. Third Party Registration Rights. The Company has not granted demand or piggyback registration rights to any party other than the Owners of Registrable Securities, except pursuant to the Midland Agreement.

         2.13 Decisions within a Group of Holders. Any time a specified group of Owners (e.g. the Vista Holders, the Individual Vista Holders or the Prize Holders) has certain rights under this Section 2, any decision or election to be made by that group of Owners shall be made by a majority in interest of the members of that group, except that, while Hill is a holder of Registrable Securities, all decisions of the Individual Vista Holders shall be made by Hill.

         3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

            COMMISSION: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

            EXCHANGE ACT: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

            HILL: C. Randall Hill, one of the Individual Vista Holders.

            INDIVIDUAL VISTA HOLDERS: The Vista Holders other than Natural Gas Partners II, L.P. and Natural Gas Partners III, L.P.

            INITIAL SECONDARY OFFERING: The first offering and sale by the Company of newly issued shares of the common stock of the Company, by Pioneer of shares of the common stock of the Company in an underwritten offering, or both, in the United States following the date of this Agreement pursuant to a registration statement filed and declared effective under the Securities Act (other than a registration of securities with respect to an employee benefit, retirement or similar plan, a Rule 145 transaction or pursuant to the Midland Agreement).

            MAJORITY HOLDERS: At any time, the holder or holders of more than 50% of all Registrable Securities then outstanding.

            MIDLAND AGREEMENT: That certain Registration Rights Agreement for Midland Holders dated October 28, 1998, between the Company and certain holders of warrants to purchase shares of common stock of the Company.

            PERSON: A corporation, an association, a partnership, a limited liability company, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

            PIONEER: Pioneer Natural Resources USA, Inc., a Delaware corporation.

            PRIZE HOLDERS: Pioneer and those other Owners who are identified as such on Exhibit A hereto, all of which were stockholders of Prize prior to consummation of the Merger.

            REGISTRABLE SECURITIES: Any of the common stock of the Company owned by an Owner or issuable to an Owner upon conversion of Series A Preferred Shares or upon exercise of any Warrants, any Warrants owned by an Owner and any securities issued or issuable with respect to any such common stock or Warrants by way of distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) the Owner shall have sold such securities to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) such securities have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force, (d) such securities represent less than 5% of the issued and outstanding common stock of the Company and are able to be sold under Rule 144(k) (or successor
            Rule) under the Securities Act without restriction, or (e) such securities shall have ceased to be outstanding.

            REGISTRATION EXPENSES: All expenses incident to the Company's performance of or compliance with Section 2.1 and 2.2 above, including, without limitation, all registration, filing and National Association of Securities Dealers fees, all fees and expenses of complying with applicable laws (including, without limitation, securities or blue sky laws), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements of one special counsel to the holders of Registrable Securities, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered, the fees and expenses of any special experts, including independent petroleum engineers, retained by the Company in connection with such offering, the fees and expenses of any qualified independent underwriter or other independent appraiser participating in any offering pursuant to the Conduct Rules of the National Association of Securities Dealers, Inc., all travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the offered securities, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding Selling Expenses, if any; provided, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

            REQUISITE HOLDERS: With respect to any registration of Registrable Securities, any holder or holders of more than 50% of the Registrable Securities to be so registered.

            SECONDARY OFFERING DATE: The first anniversary date of the Initial Secondary Offering, or such earlier date on which an investment banking firm selected by mutual agreement of the Company and Pioneer determines that market conditions are favorable for another secondary offering of Registrable Securities.

            SECURITIES ACT: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

            SELLING EXPENSES: Underwriting discounts and commissions and stock transfer taxes relating to Registrable Securities owned by selling holders being registered by the Company and the fees and disbursements paid to representatives retained by holders of Registrable Securities to be registered (including, without limitation, the fees and disbursements of legal counsel to the holders of such Registrable Securities, other than the one special counsel referred to in the definition of Registration Expenses).

            SERIES A PREFERRED SHARES: The shares of the Company's Series A 6% Convertible Preferred Stock issued in the Merger to Pioneer as holder of shares of Prize's Series A 6% Convertible Preferred Stock.

            VISTA HOLDERS: Those Owners who are identified as such on Exhibit A hereto, all of whom were stockholders of the Company prior to consummation of the Merger.

            WARRANTS: The warrants owned by the Vista Holders as of the date hereof that are exercisable to purchase shares of common stock of the Company.

         4. Rule 144 and Rule 144A: The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements. After any sale of Registrable Securities pursuant to this Section 4, the Company shall, to the extent allowed by law, cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to such

Registrable Securities. In order to permit the holders of Registrable Securities to sell the same if they so desire, and Pioneer to sell Series A Preferred Shares if it so desires, pursuant to Rule 144A promulgated by the Commission (or any successor to such rule) ("RULE 144A"), the Company shall comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144A. Prospective transferees of Registrable Securities and Series A Preferred Shares that are Qualified Institutional Buyers (as defined in Rule
144A) which would be purchasing such Registrable Securities and Series A Preferred Shares in reliance upon Rule 144A may request from the Company information regarding the business, operations and assets of the Company. Within five business days after receipt by the Company of any such request, the Company shall deliver to any such prospective transferee copies of annual audited and quarterly unaudited financial statements of the Company and such other information as may be required to be supplied by the Company for it to comply with Rule 144A.

         5. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Majority Holders; provided, however, that any such amendment or consent that would have a material adverse effect on a particular Owner but would not have a similar material adverse effect on all Owners generally or would otherwise remove an Owner as a party to this Agreement shall require the consent of such Owner. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

         6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         7. Notices. All communications provided for hereunder shall be sent by first-class mail, postage prepaid, return receipt requested, and addressed (a) if to a party other than the Company, to such party at the address furnished to the Company by such party, or (b) if to the Company, at 20 East 5th Street, Suite 1400, Tulsa, OK 74103, Attention: Chairman, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding by a nationally recognized commercial delivery service, charges prepaid, or by facsimile (a) if to a party other than the Company, to such party at the facsimile number furnished to the Company by such party, or (b) if to the Company, to (918) 582-1547; provided, however, that any such communication to the Company may also, at the option of any of the parties hereunder, be either delivered to the Company at its address set forth above or to any officer of the Company.

         8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. Pioneer shall be able to assign its rights in connection with a transfer of its shares other than a transfer which makes such shares cease to be Registrable Securities. In the event of an assignment by Pioneer of its Registrable Securities, the rights of Pioneer hereunder (a) shall not be expanded as a result, and (b) shall be exercised by the holders of a majority in interest of the Registrable Securities originally held by Pioneer.

         9. Termination. This Agreement shall terminate when no Registrable Securities remain outstanding.

         10. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof. References herein to Sections are references to Sections of this Agreement, except as otherwise indicated.

         11. Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

         12. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

         13. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         14. Entire Agreement. This Agreement constitutes the entire agreement among the parties regarding the subject matter hereof and supersedes all prior understandings and agreements regarding such matters, including, without limitation, the Prior Prize Agreement and the Prior Vista Agreement.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement or have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


PRIZE ENERGY CORP.

By: /s/ Philip B. Smith
   ------------------------------------------
   Philip B. Smith
   Chairman and Chief Executive Officer

NATURAL GAS PARTNERS V, L.P.
By: G.F.W. Energy V, L.P., general partner
By: GFW V, L.L.C., general partner

By: /s/ Kenneth A. Hersh
   ------------------------------------------
   Kenneth A. Hersh, Authorized Member

/s/ Philip B. Smith
---------------------------------------------
Philip B. Smith, Trustee of the Philip B.
Smith Revocable Trust Dated July 25, 1994

/s/ Philip B. Smith
---------------------------------------------
Philip B. Smith, Trustee of the Scott C. Smith
Irrevocable Trust Dated January 15, 1996

/s/ Philip B. Smith
---------------------------------------------
Philip B. Smith, Trustee of the Laura E. Smith
Irrevocable Trust Dated January 15, 1996

/s/ Lon C. Kile
---------------------------------------------
Lon C. Kile

/s/ Monica L. Griffin
---------------------------------------------
Monica L. Griffin

PIONEER NATURAL RESOURCES
USA, INC.

By: /s/ Mark L. Withrow
---------------------------------------------
Mark L. Withrow
Executive Vice President

VISTA ENERGY RESOURCES, INC.

By: /s/ C. Randall Hill
   ------------------------------------------
   C. Randall Hill
   Chairman and Chief Executive Officer

NATURAL GAS PARTNERS II, L.P.
By: G.F.W. Energy II, L.P., general partner
By: GFW II, L.L.C., general partner

By: /s/ Kenneth A. Hersh
   ------------------------------------------
   Kenneth A. Hersh, Authorized Member

NATURAL GAS PARTNERS III, L.P.
By: Rainwater Energy Investors, L.P., general partner
By: GFW III, L.L.C., general partner

By: /s/ Kenneth A. Hersh
   ------------------------------------------
   Kenneth A. Hersh, Authorized Member

/s/ Thomas O. Hicks
---------------------------------------------
Thomas O. Hicks, Individually


/s/ Thomas O. Hicks
---------------------------------------------
Thomas O. Hicks, Trustee of each of the Thomas O. Hicks, Jr. 1984 Trust, the Mack H. Hicks 1984 Trust, the John A. Hicks 1984 Trust, and the Robert B. Hicks 1984 Trust


/s/ John R. Muse
---------------------------------------------
John R. Muse

/s/ Jack D. Furst
---------------------------------------------
Jack D. Furst

/s/ Lawrence D. Stuart, Jr.
---------------------------------------------
Lawrence D. Stuart, Jr.

/s/ R. Scott Cohen
---------------------------------------------
R. Scott Cohen

/s/ Jerred G. Blanchard, Jr.
---------------------------------------------
Jerred G. Blanchard, Jr.

/s/ David A. Spuria
---------------------------------------------
David A. Spuria, as Trustee of the Roberts
Children's Trust

/s/ John P. Lewis
---------------------------------------------
John P. Lewis

/s/ Warren L. Gray
---------------------------------------------
Warren L. Gray

/s/ R. Cory Richards
---------------------------------------------
R. Cory Richards

/s/ Steven D. Gray
---------------------------------------------
Steven D. Gray

/s/ C. Randall Hill
---------------------------------------------
C. Randall Hill

/s/ Leo Gallegos
---------------------------------------------
Leo Gallegos

/s/ John Dollahan
---------------------------------------------
John Dollahan

/s/ D. Keith Mills
---------------------------------------------
D. Keith Mills

/s/ Russell Wickman
---------------------------------------------
Russell Wickman

                                                                       EXHIBIT A

                                     OWNERS


           PRIZE HOLDERS                                              VISTA HOLDERS
Natural Gas Partners V, L.P.                                    Natural Gas Partners II, L.P.

Philip B. Smith, Trustee of the Philip B.                       Natural Gas Partners III, L.P
  Smith Revocable Trust Dated July 25, 1994

Philip B. Smith, Trustee of the Scott C. Smith                  Thomas O. Hicks, Individually
  Irrevocable Trust Dated January 15, 1996

Philip B. Smith, Trustee of the Laura E.                        Thomas O. Hicks, Trustee of each of the
  Smith Irrevocable Trust Dated January 15, 1996                  Thomas O. Hicks, Jr. 1984 Trust, the
                                                                  Mack H. Hicks 1984 Trust, the John A. Hicks
Lon C. Kile                                                       1984 Trust, and the Robert B. Hicks 1984 Trust

Monica L. Griffin                                               John R. Muse

Pioneer Natural Resources USA, Inc.                             Jack D. Furst

                                                                Lawrence D. Stuart, Jr.

                                                                R. Scott Cohen

                                                                Jerred G. Blanchard, Jr.

                                                                David A. Spuria, as Trustee of the Roberts
                                                                  Children's Trust

                                                                John P. Lewis

                                                                Warren L. Gray

                                                                R. Cory Richards

                                                                Steven D. Gray

                                                                C. Randall Hill

                                                                Leo Gallegos

                                                                John Dollahan

                                                                D. Keith Mills

                                                                Russell Wickman




                                      A-1